EXHIBIT (6)(h)

                                TEAMING AGREEMENT


     This Teaming Agreement (this "AGREEMENT") is made as of December 20, 2001, by and between SearchHelp, Inc., a Delaware corporation with an office located at 1055 Stewart Avenue, Bethpage, New York (the "COMPANY") and NATIONAL ECONOMIC DEVELOPMENT ADVISORS, LLC, a New York limited liability company controlled by Martin R. Cantor, CPA, an individual residing at 28 Woodmont Road, Melville, New York 11747 and Noel C. Bonilla, an individual residing at 17 Northwood Blvd., Central Islip, New York 11722 (the "CONSULTANT").


                               W I T N E S S E T H

     WHEREAS,  the  Company is  desirous  of having the  Consultant  provide its
expertise  in  community   development   and   not-for-profit   consulting  (the
"SERVICES") to members or clients of the Company (the "MEMBERS"); and

     WHEREAS, the Consultant desires to perform such Services for the Company on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the premises and covenants set forth herein, each of parties agrees as follows:

     1.  SERVICES.  (a)  Subject to the terms and  conditions  set forth in this
         --------
Agreement, the Company engages the Consultant to provide the Services to the Members. The Services shall be provided on either a fixed fee or a time and materials basis negotiated by Consultant with the Members, and only the Members shall be responsible for compensation to the Consultant for such Services. The Company may, from time to time, make changes in the scope of the Services to be performed under this Agreement and these changes, to be effective, shall be in writing and mutually agreed to by the Company and the Consultant, such agreement not to be unreasonably withheld. The Company will make management and technical personnel available to assist Consultant in any discussions and negotiations with the Members directed toward completing a contract for Services in a timely and commercially reasonable manner.

     2. TERM. This Agreement, other than the terms, including without limitation
        -----
the restrictive covenants, that will endure beyond the termination or expiration of this Agreement as stipulated throughout this Agreement, shall commence on the date written above and shall terminate three (3) years from the date hereof. Notwithstanding the above, either party may terminate this Agreement, with or without cause, upon sixty (60) days prior written notice to the other party; provided, Consultant shall continue to provide Services to any Member for which Services were commenced or contracted for prior to termination. Should either party terminate this Agreement, the other party will be released from all its obligations under this Agreement, except for those that expressly survive termination.

     3. PARTIES' RELATIONSHIP
        ---------------------

     (a) Consultant will, in all discussions with Members in respect to the Services, identify the Company as an independent company, and will state in such discussions the relationship of the parties and the responsibility of each party.

     (b) This Agreement is not intended by the parties to constitute or create a joint venture, partnership or formal business organization of any kind, and the rights and obligations of the parties shall be only those expressly stated in this document. Neither of the parties shall have the authority to bind the other except to the extent authorized herein. Nothing in this Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both of the parties.

     (c) Each party shall furnish to the other such cooperation and assistance as may be reasonably required hereunder for the preparation and submission of a proposal; provided, however, that the parties, as between themselves, shall be deemed to be independent contractors, and the employees of one shall not be deemed to be the employees of the other.

     (d) The parties hereunder designate the following individuals within their own organizations as their representatives responsible to direct performance of the all necessary functions hereunder (including receipt and protection of proprietary information). Such representatives shall have primary responsibility to effectuate the requirements and responsibilities of the parties under this Agreement.

           For Consultant:   Martin R. Cantor

           For Company:      Debbie Seaman

     (e) Nothing in this  Agreement  shall  limit or restrict  the rights of the parties from quoting, selling or providing to others not Members (a) their standard commercial products and services upon demand, (b) other previously-offered products and services, and (c) technical information concerning products and services. In the event the Member should request the Company, or the Company is presented the opportunity, to make presentations, whether orally or by written communications, to the Members concerning either the Services or products and services of the Company, such request or opportunity shall be made known to the Consultant.

     (f) Consultant is contemplated as the prime interface with the Member and it is recognized that Company may have continuing relations with the Member, and both parties may be the recipients of inquiries concerning the subject matter of this Agreement. Therefore, any relevant communications with the Member involving this Agreement or the Services shall not be deemed to be a breach of the confidentiality provisions of this Agreement.


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


     (g) Each of the principals of Consultant shall serve on the Advisory Board of the Company.

     4. BILLING
        -------

     The Company shall bill the Member for Services performed by the Consultant in accordance with the amounts set forth in a separately negotiated contract between the Company and the Member. The Member shall be solely responsible for payment to the Company. The Consultant shall either negotiate the contract with the Member or shall have the right, in its sole discretion, to reject any contract for Services to be provided by the Consultant to a Member.

     5. CONSULTING FEE
        --------------

     (a) Consultant shall receive a consulting fee equal to fifty-five percent (55%) of all compensation (not including reimbursement for expenses) received by Company from the Member for the Services provided by Consultant. The payment of such fee shall be due to the Consultant within five (5) days of receipt of payment from the Member. Notwithstanding anything to the contrary set forth above, however, the Company shall have no obligation to make any payment to the Consultant for Services rendered to a Member unless and until the Company has received payment for such Services from the Member. The Company shall submit to Consultant, along with any payment for the consulting fee, all reasonably detailed written documentation of payments by the Member.

     (b) As consideration for agreeing to serve on the Advisory Board of the Company as set forth in SECTION 3(G), each of Martin R. Cantor and Noel C. Bonilla shall receive 100,000 fully paid and non-assessable shares of common stock of the Company, free and clear of any claim, lien, option, charge or encumbrance, within one (1) month from the date hereof.

     6. CONFIDENTIALITY
        ---------------

     Each party agrees not to divulge any information that it receives from the other, other than as contemplated herein, during the term of the Agreement, and for a period of three (3) years thereafter, concerning matters expressed by such party to be considered confidential or secret information, all of which will be treated by the other party and its employees and agents in strict confidence and will not be divulged to any person other than those who have a bona fide requirement for such information in the course of performing Services under this Agreement.

     7. NON-DISPARAGEMENT
        -----------------

     Each party agrees that during the term of this Agreement and for a period of three (3) years following termination hereof, neither party will denigrate, disparage or defame the other party, or any of such party's officers, directors, employees, consultants, subsidiaries or affiliates, and neither party shall make

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

any derogatory comments or statements to the press, customers, potential customers, or any individual or entity with whom the other party has a business relationship.

     8. LIMITATION ON LIABILITY
     --------------------------

     IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF PROFITS, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In any and all events, the Consultant's aggregate and cumulative liability for damages under this Agreement with respect Services provided to any Member in connection with this Agreement shall be limited, and in no event exceed the amount of fees paid to the Consultant by the Company for the Services provided to the respective Member.

     9. INDEMNIFICATION
        ---------------

     (a) Each party (the "Indemnifying Party") shall indemnify and hold the other party (the "Indemnified Party") harmless against all claims, liabilities and costs, including reasonable legal fees and expenses incurred by Indemnified Party arising out of or in any way related to the gross negligence or willful misconduct of the Indemnifying Party. Furthermore, notwithstanding the limitations on liability set forth in Section 8 above, the Consultant shall indemnify and hold the Company harmless from and against any all claims, liabilities and costs whatsoever arising directly out of the provision of any Services to any Member.

     (b) Notice must be given within a reasonable time after discovery of any fact or circumstance on which a party could claim indemnification ("Claim" or "Claims"), provided that no delay in providing such notice shall relieve the other party from any obligation hereunder unless (and solely to the extent) the other party is prejudiced thereby. The notice shall describe the nature of the Claim, if the Claim is determinable, the amount of the Claim, or if not determinable, an estimate of the amount of the Claim. Each party agrees to use its best efforts to minimize the amount of the loss or injury for which it is entitled to indemnification. If the Indemnifying Party, in order to fulfill its obligations to the other party, must take legal action or defend the other party in legal action, the outcome of which would give rise to the other party seeking indemnification, the Indemnifying Party shall consult with the other party with respect to such legal action and allow it to participate therein at its own expense.

     (c) No Claim for which indemnification is asserted shall be settled or compromised, including consent to the entry of a judgment, without the written consent of the Indemnifying Party and, if the settlement, compromise or judgment is not limited to the payment of money damages by the Indemnifying Party only or imposes an injunction or other equitable relief upon the Indemnified party, by the Indemnified party.

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

     (d) Subject to the provisions of the Section, neither party shall have recourse for indemnification until the Claims are fully and finally resolved. For a period of thirty (30) days following the giving of the notice of such Claim, the parties shall attempt to resolve any differences they may have with respect to such Claim.

     (e) A Claim shall be deemed finally resolved in the event a matter is submitted to a court, upon the entry of a judgment by a court of final authority.

     10. FORCE MAJEURE
         -------------

     Neither party shall be responsible for any failure to perform or for any delay in performance of the Services where the failure or delay is due to acts of God or the public enemy, war, riot, embargo, fire, explosion, sabotage, flood, accident, strikes, lockouts or other labor disturbances, orders or decrees of any competent governmental or regulatory body, or any circumstance of like or different character beyond such party's control.

     11. PUBLICITY
         ---------

     The parties shall not issue a news release, public announcement, advertisement, or any other form of publicity concerning their efforts in connection with this Agreement or the Services to be provided in connection with this Agreement without obtaining prior written approval from the other party. In the event such approval is granted, any resulting form of publicity shall give full consideration to the role and contributions of the other party.

     12. GOVERNING LAW
         -------------

     This Agreement shall be interpreted, construed, governed and enforced according to the laws of the State of New York without giving effect to the conflicts of law rules that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties hereto. The parties hereby consent to and submit to the jurisdiction of the federal and state courts located in Nassau County, New York.

     13. NOTICES
         -------

     All notices hereunder shall be in writing and shall be validly given, made or served (i) if in writing and delivered personally; (ii) five days after being sent first class certified or registered mail, postage prepaid; or (iii) one day after being sent by nationally recognized overnight courier to the party for whom intended at the addresses as set forth above or at such other address as may be provided.

     14. WAIVER
         ------

     No waiver of any provisions of this Agreement shall be valid unless it is in writing and signed by the person or entity against whom it is sought to be enforced. The failure of any party at any time to insist on strict performance

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

of any condition, promise, agreement, or understanding contained herein shall not be construed as a promise, agreement or understanding at any future time.

     15. SEVERABILITY; HEADINGS
         ----------------------

     Each provision of this Agreement shall be considered severable to the extent that if any one provision or clause conflicts with existing or future applicable law, or is not given full force and effect because of such law, such conflict or unenforceability shall not affect any other provision of this Agreement which, consistent with such law, shall remain in full force and effect. All such conflicting provisions shall be modified or reformed only to the extent required for compliance with any applicable laws. All surviving clauses shall be construed so as to effectuate the purpose and intent of the parties. The headings of paragraphs herein are included solely for convenience or reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     16. ASSIGNMENT
         ----------

     The interest of a party hereto may not be assigned or transferred without the prior written consent of all other parties. Notwithstanding the foregoing, this Agreement shall be binding upon any assignee or successor.

     17. SURVIVAL
         --------

     Sections 4 through 9 shall survive the termination of this Agreement.

     18. ENTIRE AGREEMENT
         ----------------

     This  agreement  constitutes  the  full  and  complete   understanding  and
agreement of the parties hereto and supersedes all prior agreements and understanding with respect to the subject matter hereof, whether written or oral. This Agreement may not be changed orally, but only by an Agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     19. COUNTERPARTS
         ------------

     This Agreement may be executed in one or more counterparts which, taken together, shall constitute one and the same instrument, and this Agreement shall become effective when one or more counterparts, of which facsimile signatures are acceptable, have been signed by each of the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to account for more than one such counterpart.


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


     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.



SEARCHHELP, inc.



By:  /s/ William Bozsnyak
   ---------------------------------
      William Bozsnyak
      President


NATIONAL ECONOMIC DEVELOPMENT ADVISORS, LLC


By:  /s/ Martin R. Cantor
   ---------------------------------
     Martin R. Cantor
     President


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